EXHIBIT 10.14


                                                       Jefferies & Company, Inc.

                                               650 California Street, 29th Floor
                                                 San Francisco, California 94108
                            Telephone: (415) 229-1400  Facsimile: (415) 229-1444
CORPORATE FINANCE



                                                              December 1, 1999
Mr. Neil McElwee
Chief Executive Officer
PAWNBROKER.COM, INC.
85 Keystone Ave  M/S 2-F
Reno, NV 89503

Dear Neil:

     1. Retention. This letter agreement (the "Agreement") confirms that Pawnbroker.com, Inc. (the "Company") has engaged Jefferies & Company, Inc. ("Jefferies" or the "Placement Agent") to act as exclusive financial advisor to and sole placement agent for the Company in connection with the structuring, issuance and sale (the "Transaction") of up to $25 million of equity securities (the "Securities"). During the term of the Agreement, the Company agrees that it will not, directly or indirectly, offer any of the Securities or any similar securities for sale to, or solicit any offer to purchase any of the same from, or otherwise contact, approach or negotiate with respect thereto with any person or persons, other than through Jefferies as agent. The Company recognizes and confirms, however, that Jefferies is not making any representations regarding the prospective purchasers and does not perform due diligence on the prospective purchasers.

     2. Information on the Company. In connection with the Placement Agent's activities hereunder, the Company will furnish Jefferies and its counsel with all material and information regarding the business and financial condition of the Company (all such information so furnished being the "Information") and with a private placement memorandum with respect to the Company and the Securities (such memorandum, including all exhibits or supplements thereto, the "Offering Materials"). The Company recognizes and confirms that Jefferies: (a) will use and rely solely on the Information, the Offering Materials and on information available from generally recognized public sources in performing the services contemplated by this Agreement without having independently verified the same;
(b) is authorized as the Company's exclusive financial advisor and sole placement agent to transmit to any prospective purchaser of the Securities a copy or copies of the Offering Materials, and the forms of purchase agreements and other legal documentation necessary or advisable (in such form as provided by the Company) in connection with the transactions contemplated hereby; (c) does not assume responsibility for the accuracy or completeness of the Information, the Offering Materials or such other information; (d) will not make an appraisal of any assets or liabilities of the Company; and (e) retains the right to continue to perform due diligence on the Company during the course of the engagement. Jefferies agrees to keep the Information confidential so long as it is and remains nonpublic, unless disclosure is required by law or requested by any

PAWNBROKER.COM, INC.
December 1, 1999
Page 2



governmental, regulatory or self-regulatory agency or body and Jefferies will not make use thereof, except in connection with its services hereunder for the Company.

     3. Use of Name. Except as provided in Section 17, the Company and Jefferies agree that any reference to the other party's name except in any release, communication, or other material is subject to such party's prior written approval, which may be given or withheld in its sole discretion. If Jefferies resigns or this Agreement is terminated prior to the dissemination of any such release, communication or material, no reference shall be made therein to Jefferies by the Company or the Company by Jefferies, despite any prior written approval that may have been given therefor.

     4. Use of Advice. No statements made or advice rendered by Jefferies in connection with the services performed by Jefferies pursuant to this Agreement will be quoted by, nor will any such statements or advice be referred to, in any report, document, release or other communication, whether written or oral, prepared, issued or transmitted by, the Company or any person or corporation controlling, controlled by or under common control with, the Company or any director, officer, employee, agent or representative of any such person, without the prior written authorization of Jefferies, which may be given or withheld in its sole discretion, except to the extent required by law (in which case the appropriate party shall so advise the Placement Agent in writing prior to such use and shall consult with and provide the Placement Agent the opportunity to comment with respect to the form and timing of disclosure).

     5. Compensation. In payment for services rendered and to be rendered hereunder by Jefferies, the Company agrees to pay to Jefferies as follows:

          (a) Upon each closing of the sale of the Securities, the Company shall pay to Jefferies in cash a fee in an amount that is equal to 6% of the aggregate gross proceeds from the sale of Securities issued in connection with such closing.

          (b) In addition to the cash fee described above, in the event the aggregate gross proceeds from the Transaction equals or exceeds $5 million, the Company shall issue to Jefferies at each closing, a warrant to purchase shares of common stock of the Company (each, a "Warrant"). Each Warrant shall be exercisable at any time following its issuance for a period of five years at an exercise price equal to $2.50. Each Warrant will be evidenced by a warrant agreement which shall contain customary anti-dilution and exercise provisions and such other terms as the parties may agree upon, and which shall be delivered by the Company to Jefferies at each closing. The number of shares of common stock into which each warrant is exercisable (the "Warrant Shares") shall be equal to the difference between


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PAWNBROKER.COM, INC.
December 1, 1999
Page 3



               (1)  the sum of

                    (A) 1.5% of the number of shares of fully diluted common stock of the Company immediately after such closing, plus

                    (B) 2.0% of the number of shares of fully diluted common stock of the Company immediately after such closing times a fraction, the numerator of which is the aggregate gross proceeds from all closings of the Transaction minus $5 million, and the denominator of which is $20 million, and

               (2) the aggregate number of Warrant Shares already issued and delivered to Jefferies pursuant to this section.

          (c) In addition to the compensation to be paid to Jefferies as provided in Section 5(a) hereof, without regard to whether any Transaction is consummated or this Agreement expires or is terminated, the Company shall reimburse Jefferies, promptly as billed, all reasonable fees, disbursements and out-of-pocket expenses incurred by Jefferies directly related to providing the services rendered hereunder (including, without limitation, the fees and disbursements of Jefferies' counsel, travel and lodging expenses, word processing charges, messenger and duplicating services, facsimile expenses and other customary expenditures); provided, however, that any single expense exceeding $5,000 (other than the fees and disbursements of Jefferies' counsel) shall be previously approved in writing by the Company which approval shall not be unreasonably withheld.

          (d) Jefferies may resign at any time and the Company may terminate Jefferies' services at any time, each by giving prior written notice to the other. If the Company terminates Jefferies' services for any reason, Jefferies and its counsel shall be entitled to receive all of the amounts due pursuant to Sections 5(a) and 5(b) hereof up to and including the effective date of such termination, as the case may be. If Jefferies' services hereunder are terminated by the Company or this Agreement expires, and the Company completes a transaction similar to the Transaction contemplated herein within six months of such termination or expiration, then the Company shall pay Jefferies concurrently with the closing of such transaction in cash the fees as outlined in Section 5(a).

          (e) If the Company consummates the Transaction with aggregate gross proceeds equal to or greater than $20 million and undertakes (i) a financing within one year of the closing of the sale of the Securities, Jefferies shall be given the right, but not the obligation, to act as lead manager or co-manager for such an offering and to receive a percentage of the aggregate gross spread not less than the percentage of the aggregate

PAWNBROKER.COM, INC.
December 1, 1999
Page 4



gross spread provided to the lead manager from such an offering (collectively such percentages not exceeding 100% of the aggregate gross spread and such gross spread in such transactions will be mutually determined in good faith by the Company and Jefferies and shall be based on the prevailing market for similar services); or (ii) a merger with or into, a consolidation with, a sale of all or substantially all of its assets to, or an acquisition of all or substantially all of the assets of, another person or group of affiliated persons (other than the Company or its subsidiaries) in a transaction or series of related transactions (any such transaction, a "Sale"), then Jefferies shall be given the right, but not the obligation, to act as a financial advisor to the Company for such transaction or transactions. The retention and compensation of Jefferies for such subsequent transactions shall be outlined in a separate agreement or agreements not considered part of this Agreement.

          (f) No fee paid or payable to Jefferies or any of its affiliates shall be credited against any other fee paid or payable to Jefferies or any of its affiliates.

     6. Representations and Warranties.

          (a) The Company represents and warrants to Jefferies that (i) this Agreement has been duly authorized, executed and delivered by the Company; and, assuming the due execution by the Placement Agent, constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, and (ii) the Information and the Offering Materials will not, when delivered nor at the closing of the sale of the Securities, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company shall advise the Placement Agent promptly of the occurrence of any event or any other change prior to the closing which results in the Information or the Offering Materials containing any untrue statement of a material fact or omitting to state any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

          (b) Jefferies represents,  warrants and convenants to the Company that
(i) this Agreement has been duly authorized, executed and delivered and, assuming the due execution by the Company, constitutes a valid and binding agreement of Jefferies, enforceable against Jefferies in accordance with its terms. (ii) Jefferies holds all licenses and permits required to perform its obligations under this Agreement, and (iii) the payment of any fee in accordance with this Agreement will not violate any state or federal securities law or regulation, and (iv) Jefferies will conduct its activities under this Agreement in compliance with all applicable state and federal securities laws.

     7. Indemnity; Limitation of Liability. In partial consideration of the services to be rendered hereunder, the Company shall indemnify Jefferies and certain other Indemnified Persons (as defined in Schedule A hereto) in accordance with Schedule A

PAWNBROKER.COM, INC.
December 1, 1999
Page 5



attached hereto. The parties hereto agree that Jefferies and the Indemnified Persons shall not, and shall not be deemed to, owe any fiduciary duties to the Company under this agreement or otherwise.

     8. Conditions of Placement. It is understood that the execution of this Agreement shall not be deemed or construed as obligating the Placement Agent to purchase any of the Securities and there is no obligation on the part of the Placement Agent to place the Securities. The Placement Agent's services to be performed hereunder are subject to certain conditions, including, among others,
(i) approval of Jefferies' Underwriting Assistance Committee, (ii) satisfactory completion of due diligence on the Company by the Placement Agent, (iii) the form and terms of the Securities being mutually acceptable to the Company, the Placement Agent and prospective purchasers of the Securities, (iv) market conditions, and (v) no adverse change in the condition of the Company.

     9. Survival of Certain Provisions. The indemnity and contribution agreements contained in Schedule A to this Agreement and the provisions of Sections 2, 3, 4, 5, 6, 7, 14 and 15 of this Agreement and this Section 9 shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of the Placement Agent, or by or on behalf of any affiliate of the Placement Agent or any person controlling either, (b) completion of the sale of the Securities, (c) the resignation of the Placement Agent or any termination of the Placement Agent's services or (d) any amendment, expiration or termination of this Agreement, and shall be binding upon, and shall inure to the benefit of, any successors, assigns, heirs and personal representatives of the Company, the Placement Agent, and the Indemnified Persons.

     10. Notices. Notice given pursuant to any of the provisions of this Agreement shall be in writing and shall be mailed or delivered (a) if to the Company, at the address set forth above, and (b) if to Jefferies, at the offices of Jefferies at 11100 Santa Monica Boulevard, Suite 1000, Los Angeles, California 90025, Attention: Jerry M. Gluck, Executive Vice President and General Counsel.

     11. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     12. Assignment. This Agreement may not be assigned by either party hereto without the prior written consent of the other, to be given in the sole discretion of the party from whom such consent is being requested. Any attempted assignment of this Agreement made without such consent may be void, at the option of the non-assigning party.

     13. Third Party Beneficiaries. This Agreement has been and is made solely for the benefit of the Company, the Placement Agent and the other Indemnified Persons


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PAWNBROKER.COM, INC.
December 1, 1999
Page 6



referred to in Schedule A hereof and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.

     14. Construction and Choice of Law. This Agreement, together with Schedule A attached hereto, incorporates the entire understanding of the parties and supersedes all previous agreements relating to the subject matter hereof should they exist. This Agreement and any issue arising out of or relating to the parties' relationship hereunder shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of law.

     15. Jurisdiction and Venue. Each party hereto consents specifically to the exclusive jurisdiction of the federal courts of the United States sitting in the Southern District of New York, or if such federal court declines to exercise jurisdiction over any action filed pursuant to this Agreement, the courts of the State of New York sitting in the County of New York, and any court to which an appeal may be taken in connection with any action filed pursuant to this Agreement, for the purposes of all legal proceedings arising out of or relating to this Agreement. In connection with the foregoing consent, each party irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the court's exercise of personal jurisdiction over each party to this Agreement or the laying of venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Each party further irrevocably waives its right to a trial by jury and consents that service of process may be effected in any manner permitted under the laws of the State of New York.

     16. Headings. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not part of this Agreement.

     17. Press Announcements. The Company will issue a press release announcing that Jefferies has been engaged by the Company to act as a financial advisor for the Company, which release shall be mutually acceptable to the parties. Notwithstanding the provisions of Section 3, at any time after the consummation or other public announcement of the sale of the Securities, the Placement Agent may place an announcement in such newspapers and publications as it may choose, stating that the Placement Agent has acted as exclusive financial advisor and sole placement agent to the Company in connection with the Transaction.

     18. Amendment. This Agreement may not be modified or amended except in a writing duly executed by the parties hereto.

     19. Term. Except as provided herein, this Agreement shall run from the date of this letter to a date of one year thereafter, unless extended by mutual consent of the parties (the "Term").

PAWNBROKER.COM, INC.
December 1, 1999
Page 7



     Please sign and return an original and one copy of this letter to the undersigned to indicate your acceptance of the terms set forth herein, whereupon this letter and your acceptance shall constitute a binding agreement between the Company and Jefferies as of the date first above written.

                                         Sincerely,

                                         JEFFERIES & COMPANY, INC.

                                         By /s/ John G. Chiles
                                            ------------------------------------
                                            John G. Chiles
                                            Managing Director


Accepted and Agreed:

PAWNBROKER.COM, INC.

By /s/ Neil McElwee
   ------------------------------------
   Neil McElwee
   Chief Executive Officer

                                   SCHEDULE A

                                                              December 1, 1999



JEFFERIES & COMPANY, INC.
11100 Santa Monica Boulevard, 10th Floor
Los Angeles, CA  90025
Ladies and Gentlemen:

     This letter agreement is entered into pursuant to, and in order to induce Jefferies & Company, Inc. ("Jefferies" or the "Placement Agent") to enter into, the engagement letter, dated June 26, 2000 (as amended from time to time in accordance with the terms thereof, the "Agreement"), between Pawnbroker.com, Inc. (the "Company") and Jefferies. Unless otherwise noted, all capitalized terms used herein shall have the meanings set forth in the Agreement.

     Since Jefferies will be acting on behalf of the Company in connection with the transactions contemplated by the Agreement, and as part of the consideration for the agreement of Jefferies to furnish its services pursuant to such Agreement, the Company agrees to indemnify and hold harmless Jefferies and its affiliates and their respective officers, directors, partners, counsel, employees and agents, and any other persons controlling Jefferies or any of its affiliates within the meaning of either Section 15 of the Securities Act of 1933 or Section 20 of the Securities Exchange Act of 1934, and the respective agents, employees, officers, directors, partners, counsel and shareholders of such persons (Jefferies and each such other person being referred to as an "Indemnified Person"), to the fullest extent lawful, from and against all claims, liabilities, losses, damages and expenses (or actions in respect thereof), as incurred, related to or arising out of or in connection with (i) actions taken or omitted to be taken by the Company, its affiliates, employees or agents, (ii) actions taken or omitted to be taken by any Indemnified Person (including acts or omissions constituting ordinary negligence) pursuant to the terms of, or in connection with services rendered pursuant to, the Agreement or any Transaction or proposed transaction contemplated thereby or any Indemnified Person's role in connection therewith, provided, however, that the Company shall not be responsible for any losses, claims, damages, liabilities or expenses of any Indemnified Person to the extent, and only to the extent, that it is finally judicially determined that they result solely from actions taken or omitted to be taken by such Indemnified Person in bad faith or to be due solely to such Indemnified Person's gross negligence, and/or (iii) any untrue statement or alleged untrue statement of a material fact contained in any of the Information, the Offering Materials, or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading.


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JEFFERIES & COMPANY, INC.
December 1, 1999
Page 2



     Any Indemnified Person shall have the right to retain separate counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person, unless (i) the employment of such counsel has been specifically authorized in writing by the Company, (ii) the Company has failed to assume the defense and employ counsel satisfactory to the Indemnified Person as required in this Schedule A, or (iii) the named parties to any such action (including any impleaded parties) include both (a) the Indemnified Person and the Company, and (b) the Company and the Indemnified Person which shall have been advised by counsel that there may be one or more legal defenses available to such Indemnified Person which are different from or additional to those available to the Company (in which case the Company shall not have the right to assume the defense of such action on behalf of the Indemnified Person).

     The Company shall not settle or compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened action, claim, suit or proceeding in which any Indemnified Person is or could be a party and as to which indemnification or contribution could have been sought by such Indemnified Person hereunder (whether or not such Indemnified Person is a party thereto), unless such Indemnified Person has given its prior written consent or the settlement, compromise, consent or termination includes an express unconditional release of such Indemnified Person, satisfactory in form and substance to such Indemnified Person, from all losses, claims, damages or liabilities arising out of such action, claim, suit or proceeding.

     If for any reason (other than the bad faith or gross negligence of an Indemnified Person as provided above) the foregoing indemnity is unavailable to an Indemnified Person or insufficient to hold an Indemnified Person harmless, then the Company, to the fullest extent permitted by law, shall contribute to the amount paid or payable by such Indemnified Person as a result of such claims, liabilities, losses, damages or expenses in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by Jefferies on the other, from the Transaction or proposed transaction under the Agreement or, if allocation on that basis is not permitted under applicable law, in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and Jefferies on the other, but also the relative fault of the Company and Jefferies, as well as any relevant equitable considerations. Notwithstanding the provisions hereof, the aggregate contribution of all Indemnified Persons to all claims, liabilities, losses, damages and expenses shall not exceed the amount of fees actually received by Jefferies pursuant to the Agreement with respect to the Transaction. It is hereby further agreed that the relative benefits to the Company on the one hand and Jefferies on the other with respect to any Transaction or proposed transaction contemplated by the Agreement shall be deemed to be in the same proportion as (i) the total value of the Transaction bears to (ii) the fees paid to Jefferies with respect to such Transaction. The relative fault of the Company on the one hand and Jefferies on the other with respect to the Transaction shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the


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JEFFERIES & COMPANY, INC.
December 1, 1999
Page 3



omission or alleged omission to state a material fact relates to information supplied by the Company or by Jefferies and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     No Indemnified Person shall have any liability to the Company or any officer, director, employee or affiliate thereof in connection with the services rendered pursuant to the Agreement except for any liability for claims, liabilities, losses or damages finally judicially determined to have resulted solely from actions taken or omitted to be taken by such Indemnified Person in bad faith or solely as a result of such Indemnified Person's gross negligence.

     In addition, the Company agrees to reimburse the Indemnified Persons for all reasonable expenses (including, without limitation, fees and expenses of counsel) as they are incurred in connection with investigating, preparing, defending or settling any such action or claim, whether or not in connection with litigation in which any Indemnified Person is a named party. If any of Jefferies' personnel appears as witnesses, are deposed or are otherwise involved in the defense of any action against Jefferies, the Company or the Company officers or directors, the Company will pay Jefferies (i) with respect to each day that one of Jefferies' professional personnel appears as a witness or is deposed and/or (ii) with respect to each day that one of Jefferies' professional personnel is involved in the preparation therefor, (a) a fee of $2,000 per day for each such person with respect to each appearance as a witness or for a deposition and (b) at a rate of $200 per hour with respect to each hour of preparation for any such appearance and the Company will reimburse Jefferies for all reasonable expenses incurred by Jefferies by reason of any of its personnel being involved in any such action.

     The indemnity, contribution and expense reimbursement obligations set forth herein (i) shall be in addition to any liability the Company may have to any Indemnified Person at common law or otherwise, (ii) shall survive the expiration of the Term, (iii) shall apply to any modification of Jefferies' engagement and shall remain in full force and effect following the completion or termination of the Agreement, (iv) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Jefferies or any other Indemnified Person and (v) shall be binding on any successor or assign of the Company and successors or assigns to all or substantially all of the Company's business and assets.

JEFFERIES & COMPANY, INC.
December 1, 1999
Page 4



     Please sign and return an original and one copy of this letter to the undersigned to indicate your acceptance of the terms set forth herein, whereupon this letter and your acceptance shall constitute a binding agreement between the Company and Jefferies as of the date of the Agreement.

                                         Sincerely,

                                         PAWNBROKER.COM, INC.

                                         By /s/ Neil McElwee
                                            ------------------------------------
                                            Neil McElwee
                                            Chief Executive Officer


Accepted and Agreed:

JEFFERIES & COMPANY, INC.

By /s/ John G. Chiles
   --------------------------------
   John G. Chiles
   Managing Director